l:\secfiles\8-k\1995\12-95cov.doc2
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                         SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549-1004





                                      FORM 8-K
                      CURRENT REPORT PURSUANT TO SECTION 13 OF
                         THE SECURITIES EXCHANGE ACT OF 1934



          Date of Report
(Date of earliest event reported) December 4, 1995
                                  ----------------




                             GENERAL MOTORS CORPORATION
                -----------------------------------------------------
               (Exact name of registrant as specified in its charter)




      STATE OF DELAWARE                 1-143                 38-0572515
----------------------------   -----------------------    -------------------
(State or other jurisdiction   (Commission File Number)   (I.R.S. Employer
 of incorporation)                                         Identification No.)




    767 Fifth Avenue, New York, New York                     10153-0075
3044 West Grand Boulevard, Detroit, Michigan                 48202-3091
--------------------------------------------                 ----------
  (Address of principal executive offices)                   (Zip Code)







Registrant's telephone number, including area code       (313)-556-5000
                                                         --------------














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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c) Exhibits

         Exhibit 3 (ii) By-Laws as amended to December 4, 1995, reflecting amendments to Sections 2.6, 3.1, 3.4 and 5.4.

         Section 2.6 is amended (1) to provide that the board of directors shall annually elect one of its members to be chairman of the board rather than before or after the annual meeting of stockholders, (2) to delete the requirement that the chairman be an ex officio member of each standing committee, (3) to provide for a vice chairman of the board of directors, and (4) to provide that the chairman of the executive committee of the board of directors, in the absence of the chairman or vice chairman of the board of directors, shall preside at meetings of the board.

         Section 3.1 is amended to add the executive committee to the list of standing committees of the board.

         Section 3.4 is added to create the executive committee and describe its responsibilities.

         Section 5.4 is amended to revise the second to the last sentence in the section to state that the ultimate determination of entitlement to indemnification of employees who are not officers and directors shall be made in such manner as is provided by applicable law.


                                      SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            GENERAL MOTORS CORPORATION
                                            --------------------------
                                                    (Registrant)

Date    December 13, 1995
        -----------------                   By

                                            s/Wallace W. Creek
                                            -------------------------------
                                            (Wallace W. Creek, Comptroller)















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